Exhibit 4.1

CONVERGYS CORPORATION
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee

Indenture
Dated as of [October __], 2009

5.75% Junior Subordinated Convertible Debentures due 2029

i

Page
ARTICLE 14
Supplemental Indentures

Section 14.01. Supplemental Indentures Without Consent of Holders	90
Section 14.02. Supplemental Indentures with Consent of Holders	91
Section 14.03. Execution of Supplemental Indentures	91
Section 14.04. Notice of Supplemental Indenture	92
Section 14.05. Effect of Supplemental Indentures	92
Section 14.06. Conformity with Trust Indenture Act	92
Section 14.07. Reference in Securities to Supplemental Indentures	92
EXHIBIT
Exhibit A Form of Security	A-1

v

     INDENTURE, dated as of [October ___], 2009, between Convergys Corporation, a corporation duly organized and existing under the laws of the State of Ohio, as Issuer (the “Company”), having its principal office at 201 East Fourth Street, Cincinnati, OH 45202, and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the creation of an issuance of its 5.75% Junior Subordinated Convertible Debentures due 2029 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Securities and this Indenture, have been done;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Section 1.01 have the meanings assigned to them in this Section 1.01 and include the plural as well as the singular;
     (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
     (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Acquiror Securities” means securities of the acquiror that are Publicly Traded Securities.

     “Act,” when used with respect to any Holder, has the meaning specified in Section 1.04(a).
     “Additional Interest” means all amounts, if any, payable pursuant to Section 9.03.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 2.08(a).
     “Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 3.02(b) and Section 8.01(b). The Trustee shall initially act as the Bid Solicitation Agent.
     “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
     “Cash Percentage” shall have the meaning specified in Section 8.02(b).
     “Cash Percentage Notice” shall have the meaning specified in Section 8.02(b).
     “Clause A Distribution” shall have the meaning specified in Section 8.03(c).
     “Clause B Distribution” shall have the meaning specified in Section 8.03(c).
     “Clause C Distribution” shall have the meaning specified in Section 8.03(c).

     “close of business” means 5:00 p.m. (New York City time).
     “Commission” means the Securities and Exchange Commission, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Shares” means, subject to Section 8.07, the common shares, no par value per share, of the Company as they exist on the date of this Indenture.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Contingent Debt Regulations” has the meaning specified in Section 5.12.
     “Contingent Interest” has the meaning specified in Section 3.02(a).
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company as a location where Securities may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 8.02(e).
     “Conversion Obligation” has the meaning specified in Section 8.01.
     “Conversion Price” means as of any date $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning specified in Section 8.01.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at U.S. Bank National Association, [                    ], Attention: Corporate Trust Services.
     “Current Conversion Value” means the product of (a) the Conversion Rate in effect on the relevant Redemption Date and (b) the average of the Daily VWAP of the Common Shares for the five consecutive Trading Days ending on the Trading Day immediately preceding such Redemption Date.
     “Cut-off Date” means the earlier of October 20, 2011 and the date on which the Company’s Five-Year Competitive Advance and Revolving Credit Facility Agreement dated October 20, 2006, as amended on August 11, 2008, is terminated.
     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Shares on such Trading Day.
     “Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:
     (a) cash equal to the lesser of (i) $50 and (ii) the Daily Conversion Value; and
     (b) if the Daily Conversion Value exceeds $50, a number of Common Shares (the “Daily Share Amount”), subject to the Company’s right to pay cash in lieu of all or a portion of such shares pursuant to Section 8.02(b), equal to (i) the difference between the Daily Conversion Value and $50, divided by (ii) the Daily VWAP for such Trading Day.
     “Daily Share Amount” has the meaning specified in clause (b) of the definition of Daily Settlement Amount.
     “Daily VWAP” means for any Trading Day the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CVG.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
     “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.
     “Defaulted Amounts” means any amounts on any Security (including, without limitation, the Redemption Price, Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

     “Designated Institution” has the meaning specified in Section 8.12(a).
     “Designated Senior Debt” means the Company’s obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.
     “Distributed Property” has the meaning specified in Section 8.03(c).
     “Effective Date” has the meaning specified in Section 8.06(c).
     “Event of Default” has the meaning specified in Section 9.01.
     “Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.
     “Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.
     “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.
     “Form of Security” means the “Form of Security” attached hereto as Exhibit A.
     “Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:
     (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or the employee benefit plans of the Company or its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (b) consummation of (i) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that any such transaction in which (x) the Common Shares are not changed or exchanged except to the extent necessary to reflect a change in the jurisdiction or organization of the Company or (y) the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event, shall not be a Fundamental Change;
     (c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (d) the Common Shares (or other common shares or common stock underlying the Securities) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market (or any of their respective successors) or any other national securities exchange;
provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters rights or appraisal rights, in connection with such transaction or transactions otherwise constituting a Fundamental Change consists of shares of Publicly Traded Securities or shares which will be Publicly Traded Securities when issued or exchanged in connection with such transaction or transactions and as a result of this transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters rights or appraisal rights (subject to the provisions set forth in Section 8.02(a) and Section 8.02(b)). In addition, for the avoidance of doubt, in no event will a strategic transaction or other divestiture of the Company’s Information Management Business be considered the sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries for purposes of this definition of “Fundamental Change.”
     “Fundamental Change Company Notice” has the meaning specified in Section 7.01(d).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 7.01(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 7.01(c)(i).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 7.01(a).

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.
     “Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means, with respect to any Person, without duplication, (a) such Person’s indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation, (b) all obligations of such Person for money borrowed, (c) all obligations of such Person evidenced by a note or similar instrument; (d) such Person’s obligations (i) as lessee under leases required to be capitalized on such Person’s balance sheet under GAAP or (ii) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, (e) all obligations of such Person under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements, (f) all obligations of such Person with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing), (g) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (h) obligations of the type described in clauses (a) through (g) above of another Person and all dividends of another Person, the payment of which, in either case, the Person first referenced above has assumed or guaranteed, or for which the Person first referenced above is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on the property of the Person first referenced above and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any indebtedness or obligation described in clauses (a) through (h) above. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. The amount of any Indebtedness outstanding as of any date with respect to any interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements shall be the termination value thereof. Indebtedness shall not include liabilities for taxes of any kind.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Information Management Business” means the reporting segment of the Company that provides business support system and operational support system (BSS/OSS) solutions and capability across a broad functional footprint, combining software, partner products, integration and business consulting services, and operational expertise to create solutions that help service providers meet their business goals. The Information Management solution portfolio is organized into three functional areas: revenue management, enterprise product management, and customer relationship solutions. All solutions are billed using Infinys components.
     “Initial Conversion Value” means $[                    ].
     “interest” means (a) Regular Interest, (b) Contingent Interest, if any and (c) Additional Interest, if any. For the avoidance of doubt, any express mention of Contingent Interest or Additional Interest in any provision hereof shall not be construed as excluding Contingent Interest or Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.
     “Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2010.
     “Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.
     “Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above under clause (a), (b) or (d) and with respect to clause (b), determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
     “Market Disruption Event” means (a) a failure by the primary United States national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

     “Measurement Period” has the meaning specified in Section 8.01(b).
     “Merger Event” has the meaning specified in Section 8.07(a).
     “Non-Payment Default” has the meaning specified in Section 4.02(b).
     “Notice of Conversion” has the meaning specified in Section 8.02(c).
     “Observation Period” with respect to any Security surrendered for conversion means (a) except as set forth in the immediately succeeding clause (b), if the relevant Conversion Date occurs on or after September 15, 2028, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding September 15, 2029; (b) if the relevant Conversion Date occurs on or after the date of issuance of a Redemption Notice, but prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (c) in all other instances, the 20 consecutive Trading Days beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.
     “Officers’ Certificate” means a certificate (a) signed by (i) one of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President or any Vice President, and (ii) one of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and (b) delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 5.05 shall be the principal executive, financial or accounting officer of the Company.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)	Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(b)	Securities, or portions thereof, for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (if other than the Company or any Subsidiary of the Company) in trust or set aside and segregated in trust by the Company (if the Company or any Subsidiary of the Company shall act as Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed or repurchased prior to the Stated Maturity, the relevant Redemption Notice or the relevant Fundamental Change Repurchase Notice shall have been given to the Holders or by Holder(s), as the case may be and as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c)	Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

(d)	Securities that the Company has repurchased in accordance with Section 2.11(b);
provided, however, that in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person (including the Company or any Subsidiary of the Company) authorized by the Company to pay the Principal Amount of, interest on or Redemption Price or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.
     “Payment Blockage Notice” has the meaning specified in Section 4.02(b).
     “Payment Default” has the meaning specified in Section 4.02(a).
     “PDF” has the meaning specified in Section 1.16.
     “Percentage Increase” has the meaning specified in Section 8.06(a).
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and integral multiples thereof.
     “Principal Amount” of a Security means the principal amount set forth on the face of the Security, which amount, in the case of any Global Security, may from time to time by decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as set forth on the “Schedule of Exchanges of Securities” in Schedule A thereto, in accordance with the rules and procedures of the Depositary.

     “Prospectus” means prospectus dated [___], 2009, relating to the exchange offer by the Company of the Securities for a portion of the Company’s 4.875% Senior Notes due 2009.
     “Publicly Traded Securities” means common shares or shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or any of their respective successors.
     “Record Date” means with respect to any payment of interest, the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date.
     “Redemption Date” has the meaning specified in Section 6.03(a).
     “Redemption Notice” has the meaning specified in Section 6.03(a).
     “Redemption Price” has the meaning specified in Section 6.01(b).
     “Reference Price” means $[___].
     “Reference Property” has the meaning specified in Section 8.07(a).
     “Regular Interest” has the meaning specified in Section 3.01(a).
     “Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
     “Responsible Officer” means any officer of the Trustee within the Corporate Trust Office with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Security” or “Securities” has the meaning specified in the first paragraph of the recitals of this Indenture.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 2.05(a).
     “Senior Debt” means, with respect to the Company, means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, any Indebtedness of the Company, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed by the Company. Notwithstanding the foregoing, “Senior Debt” shall not include (a) the Securities, (b) any other Indebtedness or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it is not senior in right of payment to the Securities, (c) any Indebtedness or obligation of the Company to any Subsidiary of the Company or (d) any amounts owed by the Company for trade payables.
     “Settlement Amount” has the meaning specified in Section 8.02(a).
     “Spin-Off” has the meaning specified in Section 8.03(c).
     “Stated Maturity” means September 15, 2029.
     “Stock Price” has the meaning specified in Section 8.06(c).
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Surviving Entity” has the meaning specified in Section 10.01(a)(ii).
     “Tax Triggering Event” means the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision if the Company determines, or receives an opinion of its outside advisors to the effect that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities; provided that the Company determines that such reduction, delay, or limitation is material.
     “Trading Day” (i) for all purposes under this Indenture other than for purposes of determining amounts due upon conversion means a day on which (a) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Shares are then traded, (b) a Last Reported Sale Price for the Common Shares is available on such securities exchange or market and (c) there is no Market Disruption Event; provided that if the Common Shares (or other security for which a closing sale price must be determined) are not so listed or traded, “Trading Day” means a Business Day; and (ii) solely for purposes of determining amounts due upon conversion, “Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Shares are then traded, except that if the Common Shares (or other securities for which a Daily VWAP must be determined) are not so listed or traded, “Trading Day” means a Business Day.
     “Trading Price” has the meaning specified (a) in Section 3.02(b) for purposes of determining whether Contingent Interest is payable in respect of the Securities and (b) in Section 8.01(b) for purposes of determining whether the Trading Price Condition has been satisfied.
     “Trading Price Condition” has the meaning specified in Section 8.01(b).
     “Trigger Event” has the meaning specified in Section 8.03(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Unit of Reference Property” has the meaning specified in Section 8.07(a).
     “Valuation Period” has the meaning specified in 8.03(c).
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’

Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
     Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officers’ Certificate or Opinion of Counsel are based are erroneous. Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its applicable Corporate Trust Office; or
     (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.
     Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.
     Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the provision in the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall apply as so modified or excluded, as the case may be.
     Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

     Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.12. Governing Law; Waiver of Jury Trial. (a) THIS INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK).
     (b) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 1.13. Legal Holiday. If any Interest Payment Date, the Stated Maturity or any earlier Fundamental Change Repurchase Date or Redemption Date falls on a day that is not a Business Day, then the required payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Stated Maturity, Fundamental Change Repurchase Date or Redemption Date, as applicable, and no interest on such payment shall accrue in respect of the delay.
     Section 1.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 1.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
     Section 1.16. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     Section 1.17. Calculations. Except as otherwise provided herein, the Company or its agents (other than the Trustee) shall be responsible for making all calculations and determinations called for under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares, accrued interest payable on the Securities and the Conversion Rate. The Company or its agents (other than the Trustee) will make all such calculations and determinations in good faith and, absent manifest error, its calculations and determinations will be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to the Trustee and the Conversion Agent (if different than the Trustee), and the Trustee and Conversion Agent, as applicable, are entitled to rely conclusively upon the accuracy of the Company’s calculations and determinations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
     Section 1.18. Limitation on Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, employee, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Securities
     Section 2.01. Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $125,000,000, subject to Section 2.11 and except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.04, 2.05, 2.06, 6.06, 7.05 or 14.07.
     The Securities shall be known and designated as the “5.75% Junior Subordinated Convertible Debentures due 2029” of the Company. The Principal Amount shall be payable at the Stated Maturity.
     The Securities shall not have the benefit of a sinking fund.
     The Securities shall be subordinated to all Senior Debt of the Company.
     The Principal Amount of and interest on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.
     The Principal Amount of Physical Securities shall be payable at the office or agency of the Company maintained by it for such purpose pursuant to Section 5.02. Interest on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less, by check mailed to such Holders and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.
     The aggregate Principal Amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as set forth on the “Schedule of Exchanges of Securities” in Schedule A thereto, in accordance with the procedures of the Depositary.
     Section 2.02. Denominations. The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 above that amount.
     Section 2.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or one of its Vice Presidents.
     Securities bearing the manual or facsimile signatures of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth on the Form of Security, executed by the Trustee by manual signature, facsimile or PDF, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Section 2.04. Temporary Securities. Pending the preparation of Physical Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided that any such temporary Securities shall bear the legends on the face of such Securities as set forth in Exhibit A.
     If temporary Securities are issued, the Company will cause Physical Securities to be prepared without unreasonable delay. After the preparation of Physical Securities, the temporary Securities shall be exchangeable for Physical Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations and tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.
     Section 2.05. Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar”

(the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security being the legends as may be required by this Indenture.
     At the option of the Holder and subject to the other provisions of this Section 2.05 and to Section 2.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.04 not involving any transfer.
     Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) during the period beginning at the open of business 15 days before the mailing of a Redemption Notice to all Holders of Securities to be redeemed and ending at the close of business on the date on which a Redemption Notice is mailed to all Holders of Securities to be redeemed, (ii) after any Redemption Notice has been given to Holders, except that where such notice provides that such Security is to be redeemed only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

     (b) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.
     Section 2.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay all amounts due with respect to such Security.
     Upon the issuance of any new Security under this Section 2.06, the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

     Section 2.08. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear the legends set forth on the face of the Form of Security.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
     (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.09. In addition, Physical Securities shall be transferred to each beneficial owner in accordance with procedures of the Depositary in exchange for its beneficial interest in the Global Securities only if: (i) such Depositary has notified the Company that the Depositary is unwilling or unable to continue as Depositary for such Global Security and a successor shall not have been appointed within 90 days of such notification, or (ii) such Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary shall not have been appointed within 90 days or (iii) an Event of Default with respect to the Securities has occurred and is continuing and such beneficial owner requests that its Securities be issued as Physical Securities.
     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to subsection (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
     (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

     (e) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
     Section 2.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 8) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     Section 2.10. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in any Redemption Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Redemption Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.11. Additional Securities; Repurchases. (a) The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Securities hereunder with the same terms and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate Principal Amount, which will form the same series with the Securities initially issued hereunder; provided that such additional Securities must be part of the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Securities, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 1.02, as the Trustee shall reasonably request.
     (b) The Company may also from time to time repurchase the Securities in open market purchases or negotiated transactions without giving prior notice to Holders. Any Securities purchased by the Company shall be cancelled pursuant to Section 2.09 and be deemed to be no longer Outstanding under this Indenture.
ARTICLE 3
Interest
     Section 3.01. Generally. (a) Regular interest (“Regular Interest”) shall accrue on the Securities from [October ___], 2009, or from the most recent date on which interest has been paid or duly provided for, at a rate of 5.75% per annum until the Principal Amount thereof is paid or made available for payment. Regular Interest shall be payable by the Company semiannually in arrears on each Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the close of business on the corresponding Record Date.
     (b) Regular Interest on the Securities shall be computed (i) for any full semiannual period for which Regular Interest is calculated, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full semiannual period for which Regular Interest is calculated, on the basis of a 30-day month and (iii) for such periods of less than a month, the actual number of days elapsed over a 30-day month.
     (c) (i) Upon the conversion of any Securities, the Holder of such Securities shall not be entitled to receive any separate cash payment for accrued and unpaid interest, if any, except to the extent specified below. The Company’s payment or delivery, as the case may be, to the Holder of the cash and the full number of Common Shares (subject to the Company’s right to pay cash in respect of all or a portion of such shares pursuant to Section 8.02(b)), if any, together with any cash payment for any fractional share, into which a Security is convertible, shall be deemed to satisfy in full the Company’s obligation to pay the Principal Amount of the Securities so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities, to the extent the Company’s Conversion Obligation includes any Common Shares, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.
     (ii) Notwithstanding subsection (c)(i) above, if Securities are converted after the close of business on any Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Securities at the close of business on such Record Date shall receive the full amount of interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the full amount of interest payable on the Securities so converted on such Interest Payment Date; provided that no such payment need be made:

     (A) for conversions following the Record Date immediately preceding the Stated Maturity;
     (B) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;
     (C) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or
     (D) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
     Section 3.02. Contingent Interest. (a) Beginning with the semiannual interest period commencing on September 15, 2019, contingent interest on the Securities (“Contingent Interest”) shall accrue during any semiannual interest period where the average Trading Price of the Securities for the 10 Trading Days immediately preceding the first day of such semiannual period is greater than or equal to $1,500 per $1,000 Principal Amount of Securities, in which case such Contingent Interest payable on each $1,000 Principal Amount of Securities for such semiannual period shall be equal to 0.75% per annum of such average Trading Price.
     (b) For each semiannual interest period commencing on or after September 15, 2019, the Bid Solicitation Agent will determine the average Trading Price of the Securities for the 10 Trading Days immediately preceding the first day of such semiannual period. For purposes of determining whether Contingent Interest shall be payable in respect of the Securities, the “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. The Company shall provide prompt written notice to the Bid Solicitation Agent identifying the three independent nationally recognized securities dealers selected by the Company. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer selected by the Company and identified in writing to the Bid Solicitation Agent or, in the reasonable judgment of the Board of Directors, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of Securities shall be determined by the Board of Directors based on a good faith estimate of the fair value of the Securities. The Trustee shall initially act as Bid Solicitation Agent and shall be entitled to all of the rights of the Trustee set forth in this Indenture in connection with any determination of the average Trading Price of the Securities as provided herein, and any such determination shall be conclusive absent manifest error.

     Section 3.03. Bid Solicitation Agent’s Responsibilities in Respect of Contingent Interest. The Bid Solicitation Agent’s sole responsibility pursuant to Section 3.02 shall be to obtain the Trading Price of the Securities for each of the 10 Trading Days immediately preceding the first day of the applicable semiannual interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide written notice to the Bid Solicitation Agent and issue a press release as required by Section 3.05. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Bid Solicitation Agent shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.
     Section 3.04. Payment of Contingent Interest. Subject to Section 3.01 hereof, Contingent Interest for any semiannual interest payment period shall be paid by the Company on the applicable Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the close of business on the corresponding Record Date. Contingent Interest on the Securities shall be computed (i) for any full semiannual period for which Contingent Interest is calculated, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full semiannual period for which Contingent Interest is calculated, on the basis of a 30-day month and (iii) for such periods of less than a month, the actual number of days elapsed over a 30-day month. Contingent Interest due under this Article 3 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.
     Section 3.05. Contingent Interest Notification. By the third Business Day of a semiannual interest payment period for which Contingent Interest specified in Section 3.02(a) will be paid, the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying such semiannual interest payment period as the semiannual interest payment period for which such Contingent Interest will be paid.
     Section 3.06. Defaulted Amounts. Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the interest rate borne by the Securities, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date until, but excluding, such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Security and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this subsection provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (b) of this Section 3.06.
     (b) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
Subordination
     Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 4; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The payment of the principal of and interest on all Securities (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Articles 6 and 7, respectively, and the payment of any cash upon conversion in accordance with Article 8) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.
     No provision of this Article 4 shall prevent the occurrence of any Default or Event of Default hereunder.
     Section 4.02. Payments to Holders. No payment shall be made with respect to the principal of or interest on the Securities (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or purchase in accordance with Articles 6 and 7, respectively, and any payment of cash upon conversion in accordance with Article 8), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, if:
     (a) the Company defaults in its obligation to pay principal, premium, interest or other amounts on any Senior Debt, including a default under any redemption or repurchase obligation, and the default continues beyond any grace period that the Company has to make these payments (a “Payment Default”); or
     (b) any other default (a “Non-Payment Default”) occurs and is continuing on any Designated Senior Debt and (i) the default permits holders of the Designated Senior Debt (or any Representative) to accelerate its maturity and (ii) a Responsible Officer of the Trustee receives a notice (a “Payment Blockage Notice”) of the default from the Company, the holder of such Designated Senior Debt or a Representative of such Designated Senior Debt.
     Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Securities may begin until both (i) 365 consecutive days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of and interest on the Securities that have come due have been paid in full in cash. No Non-Payment Default that existed on the date of delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, whether or not within a period of 365 consecutive days.
     The Company may and shall resume payments on and distributions in respect of the Securities upon:
     (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or
     (2) in the case of a Non-Payment Default with respect to Designated Senior Debt, the earlier of (x) the date on which such Non-Payment Default is cured or waived or ceases to exist, in each case, as and to the extent permitted under the documentation for the Designated Senior Debt, and (y) 179 days after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated or this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.
     Upon any acceleration of the Principal due on the Securities as a result of an Event of Default or payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, all principal, premium, if any, interest and other amounts due on all Senior Debt shall be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of or interest on, or with respect to the conversion of, the Securities (except, to the extent required by applicable law, payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization of the Company, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings); and upon any such dissolution, winding-up, liquidation or reorganization of the Company, marshaling of assets, assignment for the benefit of creditors or bankruptcy, insolvency, receivership or other similar proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.
     For purposes of this Article 4, the words, “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 10 shall not be deemed to be a dissolution, winding-up, liquidation, reorganization, marshaling of assets, assignment for the benefit of creditors or bankruptcy, insolvency, receivership or other similar proceeding for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article 10.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
     Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 9.06 and 11.07. This Section 4.02 shall be subject to the further provisions of Section 4.05.
     Section 4.03. Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full in cash or other payment satisfactory to the Holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 4 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.
     Nothing contained in this Article 4 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the

Securities as and when the same shall become due and payable in accordance with their terms and this Indenture, or to pay or deliver, as the case may be, the consideration due upon conversion of such Securities in accordance with this Indenture, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt.
     Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 11.01, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 4.
     Section 4.04. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.
     Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a Holder or Holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 11.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 13, and any such payment shall not be subject to the provisions of this Article 4.

     The Trustee, subject to the provisions of Section 11.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 4.06. Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 11.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 11.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 4 or otherwise, unless payment of such amounts is prohibited under this Article 4 and the Trustee shall have received notice provided for in Section 4.05.
     Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.
     Section 4.08. No Impairment of Conversion Right. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 8.
     Section 4.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 4.10. Senior Debt Entitled to Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
ARTICLE 5
Covenants
     Section 5.01. Payments and Deliveries. The Company shall duly and punctually make all payments and deliveries in respect of the Securities in accordance with the terms of the Securities and this Indenture.
     Any payments or deliveries made or due pursuant to this Indenture shall be considered paid or delivered on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash (and Common Shares deliverable following conversion, if applicable) or consideration sufficient to satisfy all such amounts then due. Payment of the principal of and interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Section 5.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the Corporate Trust Office. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 5.04. Money and Common Shares for Payments and Deliveries on Securities to be Held in Trust. If the Company (or any Subsidiary of the Company) shall at any time act as Paying Agent, then such Paying Agent shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.04, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any Default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 5.04 shall be held uninvested and without any liability for interest.
     The provisions of this Section 5.04 shall apply, mutatis mutandis, to any Common Shares deliverable upon conversion of the Securities; provided that, for such purposes, references in this Section 5.04 to the “Paying Agent” shall instead be deemed to be references to the “Conversion Agent.”
     Section 5.05. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof any Default occurred during the previous year. In addition, the Company shall deliver to the Trustee, within 30 days after any officer of the Company has knowledge of the occurrence thereof, an Officers’ Certificate providing notice of any events that would constitute a Default, the status of such events and what action the Company is taking or proposes to take in respect thereof.
     Section 5.06. Existence. Subject to Article 10, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 5.07. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.
     Section 5.08. Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 9.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable. Additional Interest payable in accordance with Section 9.03 shall be payable by the Company in arrears on each Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the close of business on the corresponding Record Date following accrual in the same manner as Regular Interest on the Securities. Additional Interest on the Securities shall be computed (i) for any full semiannual period for which Additional Interest is calculated, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full semiannual period for which

Additional Interest is calculated, on the basis of a 30-day month and (iii) for such periods of less than a month, the actual number of days elapsed over a 30-day month. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 5.09. Commission Filings And Reports. The Company shall file with the Trustee within 30 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by the Company with the SEC via the Commission’s EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via the Commissions EDGAR system for purposes of this Section 5.09. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.10. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.12. Tax Treatment of the Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each beneficial owner of Securities will be deemed to have agreed, for United States federal income tax purposes, (a) to treat the Securities as indebtedness of the Company subject to United States Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the Fair Market Value of any Common Shares received by a Holder upon any conversion of the Securities as a contingent payment, (b) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities and (c) to use such “comparable yield” and “projected payment schedule” in determining interest accruals with respect to the Securities and adjustments thereto. A Holder of Securities may obtain the issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for such information to: Convergys Corporation, 201 East Fourth Street, Cincinnati, OH 45202, Attention: Corporate Secretary, with a copy to Convergys Corporation, 201 East Fourth Street, Cincinnati, OH 45202, Attention: Treasurer.
     Section 5.13. Certain Distributions and Dividends. The Company shall not make:
     (a) any distribution of Distributed Property if “FMV” (as defined in the first paragraph of Section 8.03(c)) would be equal to or greater than “SP0” (as defined in the first paragraph of Section 8.03(c)); or
     (b) any dividend or distribution described in Section 8.03(d) if “C” (as defined in Section 8.03(d)) would be equal to or greater than “SP0” (as defined in Section 8.03(d)).
ARTICLE 6
Redemption
     Section 6.01. Right to Redeem; Notices to Trustee. (a) The Securities may be redeemed, in whole or in part, at the option of the Company:
     (i) on or prior to September 15, 2010, if a Tax Triggering Event has occurred; and
     (ii) on or after September 15, 2019, if the Last Reported Sale Price of the Common Shares has been at least 150% of the applicable Conversion Price for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period immediately preceding the date on which the Company provides the relevant Redemption Notice.
     (b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to:
     (i) in the case of a redemption pursuant to Section 6.01(a)(i), (A) 101.5% of the Principal Amount of the Securities being redeemed, plus (B) accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Record Date and the Redemption Price shall not include any accrued and unpaid interest), plus (C) if the Current Conversion Value as of the Redemption Date of the Securities being redeemed exceeds their Initial Conversion Value, 95% of the amount determined by subtracting the Initial Conversion Value of such Securities from the Current Conversion Value as of the Redemption Date; or

     (ii) in the case of a redemption pursuant to Section 6.01(a)(ii), 100% of the Principal Amount of Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Record Date and the Redemption Price shall be equal to 100% of the Principal Amount of the Securities being redeemed).
     (c) The Company may not redeem any Securities unless all accrued and unpaid interest thereon has been or is simultaneously paid for all semiannual periods or portions thereof terminating prior to the Redemption Date.
     (d) No Securities may be redeemed if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).
     (e) Except as provided in this Section 6.01, the Securities shall not be redeemable by the Company.
     Section 6.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The New York Stock Exchange or any stock exchange on which the Securities are then listed, if applicable). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to Section 6.03 from Outstanding Securities not previously called for redemption.
     Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.
     Section 6.03. Redemption Notice. (a) In case the Company exercises its right to redeem the Securities, in whole or in part, in accordance with, and subject to the conditions set forth in, Section 6.01(a), it shall fix a Business Day as the date for redemption (each, a “Redemption Date”). At least 40 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a “Redemption Notice”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.

     (b) The Redemption Notice shall specify the Securities to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the then-current Conversion Rate;
     (iv) the name and address of the Paying Agent and Conversion Agent;
     (v) subject to Section 8.02(d), that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date (at which time the right to convert such Securities will expire unless another condition for conversion shall be satisfied under this Indenture);
     (vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture, including, without limitation, compliance with Section 8.02(d);
     (vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
     (viii) if fewer than all the Outstanding Securities are to be redeemed, the certificate numbers (if such Securities are Physical Securities) and Principal Amounts of the particular Securities to be redeemed;
     (ix) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and
     (x) the CUSIP number of the Securities.
At the Company’s written request delivered at least 30 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Redemption Notice to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.
     Section 6.04. Effect of Redemption Notice. Once a Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (except for Securities that are converted in accordance with the terms of this Indenture). Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.
     Section 6.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 8. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
     Section 6.06. Securities Redeemed in Part. Subject to Section 2.05(a), upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.
ARTICLE 7
Fundamental Changes and Repurchases Thereupon
     Section 7.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Stated Maturity, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion thereof with a Principal Amount that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”) (unless the Fundamental Change Repurchase Date is after a Record Date and on or prior to the Interest Payment Date to which such Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record on such Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the Principal Amount of Securities to be repurchased pursuant to this Section 7.01), payable in cash unless the Company elects otherwise as provided in Section 7.01(b).
     (b) Instead of paying the Fundamental Change Repurchase Price in cash, the Company may elect (which election shall be irrevocable) to pay the Fundamental Change Repurchase Price in Common Shares (so long as such Common Shares are Publicly Traded Securities), Acquiror Securities, or a combination of cash and such Common Shares or such Acquiror Securities, as the case may be, by so stating in the Fundamental Change Company Notice; provided that the Company will pay cash for fractional interests in Common Shares or Acquiror Securities, as the case may be. In such event, the number of Common Shares or Acquiror Securities that a Holder will receive will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in Common Shares or Acquiror Securities, as applicable, by (ii) 95% of the average of the Last Reported Sale Prices of the Common Shares or Acquiror Securities, as the case may be, for the five Trading Day period immediately preceding, and including, the third Trading Day prior to the Fundamental Change Repurchase Date. However, the Company may not pay the Fundamental Change Repurchase Price in Common Shares or Acquiror Securities if an Event of Default has occurred or is continuing. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together. Each Holder whose Securities are repurchased pursuant to this Section 7.01(b) shall receive the same percentages of cash, Common Shares and Acquiror Securities in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional Common Shares or Acquiror Securities. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to Holders except in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in Common Shares or Acquiror Securities.
     (c) In no event will the Company issue Common Shares in payment of the Fundamental Change Repurchase Price if such issuance would result in the issuance of more than 19.9% of the Common Shares outstanding on the date the Securities were issued. In the event that payment of the Fundamental Change Repurchase Price by delivering Common Shares would result in the issuance of Common Shares in excess of such limitation, the Company will, at its option, either obtain shareholder approval of such issuances or deliver cash in lieu of any Common Shares otherwise deliverable in respect of the Fundamental Change Repurchase Price in excess of such limitation.
     Repurchases of Securities under this Section 7.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or office of another Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of the Securities to be delivered for repurchase;
     (B) the portion of the Principal Amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture;

provided, however, that if the Securities are Global Securities, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 7.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 7.03.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (d) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) whether the Company will pay the Fundamental Change Repurchase Price in cash, Common Shares, Acquiror Securities or a combination thereof, specifying the percentage of each;

     (ix) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 7.03; and
     (x) the procedures that Holders must follow to require the Company to repurchase or convert their Securities.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 7.01.
     (e) Notwithstanding the foregoing, no Securities may be repurchased by the Company at the option of the Holders upon a Fundamental Change pursuant to this Section 7.01 if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Physical Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture or (ii) held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     (f) The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:
     (i) the manner of payment selected by the Company;
     (ii) the information required by the Fundamental Change Company Notice pursuant to Section 7.01(d);
     (iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in Common Shares or Acquiror Securities, that the conditions to such manner of payment set forth in this Section 7.01(f) have been or will be complied with, and
     (iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 7.01(d).
     The Company’s right to exercise its election to repurchase Securities through the delivery of Common Shares or Acquiror Securities shall be conditioned upon:

     (v) the Company’s giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the Securities with Common Shares or Acquiror Securities as provided herein; and
     (vi) the listing of such Common Shares or Acquiror Securities on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or any of their respective successors.
     If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Securities through the issuance of Common Shares or the delivery of Acquiror Securities, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities in cash.
     If the Company, in accordance with Section 7.01(b), irrevocably elects to issue or deliver, as the case may be, Common Shares or Acquiror Securities or a combination of cash and such Common Shares or such Acquiror Securities,
     (i) any such Common Shares or Acquiror Securities to be issued or delivered, as the case may be, to Holders shall, on the Fundamental Change Repurchase Date and the date the Company delivers the Fundamental Change Company Notice, be registered under the Securities Act and the Exchange Act, if required;
     (ii) any necessary qualification or registration of such Common Shares or Acquiror Securities under applicable state securities laws or the availability of an exemption from such qualification and registration shall have been obtained or made and such Common Shares and/or Acquiror Securities shall be so qualified or registered under applicable state securities laws or exempt from such qualification or registration as of each of the Fundamental Change Repurchase Date and the date the Company delivers the Fundamental Change Company Notice;
     (iii) any such Common Shares or Acquiror Securities to be issued or delivered, as the case may be, to Holders, shall have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable; and
     (iv) the Trustee shall have received prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date (1) an Officers’ Certificate stating that the terms of the issuance of the Common Shares or Acquiror Securities are in conformity with this Indenture and (2) an Officers’ Certificate, stating that the conditions to the issuance of the Common Shares or Acquiror Securities have been satisfied.

     Such Officers’ Certificate shall also set forth the Last Reported Sale Price of a Common Share or Acquiror Security, as applicable, on each Trading Day during the five Trading Day period immediately preceding, and including, the third Trading Day prior to the applicable Fundamental Change Repurchase Date.
     Promptly after determination of the actual number of Common Shares or Acquiror Securities to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Reuters Economic Services and Bloomberg Business News containing the information required by the Fundamental Change Company Notice or shall publish the information on the Company’s website or through such other public medium as the Company may use at that time.
     All Common Shares and Acquiror Securities delivered upon repurchase of the Securities shall be duly authorized, validly issued, fully paid and non-assessable.
     If a Holder of a repurchased Security is paid in Common Shares or Acquiror Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Shares or delivery of Acquiror Securities. However, the Holder shall pay any such tax that is due because the Holder requests that the Common Shares be issued or Acquiror Securities be delivered in a name other than the Holder’s name. The Trustee (or other Paying Agent appointed by the Company) may refuse to deliver the certificates representing the Common Shares being issued or Acquiror Securities being delivered in a name other than the Holder’s name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax that will be due because the Common Shares are to be issued or Acquiror Securities are to be delivered in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.
     Section 7.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 7.01(d), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 7.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds or securities by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided that the conditions in Section 7.01 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 7.01(c).

     Section 7.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (a) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted;
     (b) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and
     (c) the Principal Amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Securities are Global Securities, the withdrawal notice must comply with appropriate procedures of the Depositary.
     Section 7.04. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) or Common Shares or Acquiror Securities, as applicable, sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash, Common Shares or Acquiror Securities made pursuant to this Section 7.04. If the Paying Agent holds cash, Common Shares or Acquiror Securities sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or whether or no such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Security).
     Section 7.05. Securities Repurchased in Whole or in Part. Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.
     Section 7.06. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 7.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 7.01 to be exercised in the time and in the manner specified in Section 7.01.
     Section 7.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash, Common Shares or Acquiror Securities that remain unclaimed held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash, Common Shares or Acquiror Securities deposited by the Company pursuant to Section 7.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.
ARTICLE 8
Conversion
     Section 8.01. Conversion Right. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time following the Issue Date of the Securities hereunder through the close of business on the Business Day immediately preceding the Stated Maturity to convert the Principal Amount of any such Securities, or any portion of such Principal Amount that is $1,000 or an integral multiple thereof, at an initial conversion rate of [___] Common Shares (subject to adjustment as provided in Section 8.03 and Section 8.06, the “Conversion Rate”) per $1,000 Principal Amount of Securities (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”) (x) prior to the close of business on the Business Day immediately preceding September 15, 2028, only upon the satisfaction of any of the conditions described in clauses (a) through (e) below and (y) on or after September 15, 2028, without regard to the conditions described in clauses (a) through (e) below.
     (a) Subject to Section 8.02(d), prior to the close of business on the Business Day immediately preceding September 15, 2028, a Holder may surrender all or a portion of its Securities for conversion during any calendar quarter commencing after December 31, 2009 (and only during such calendar quarter), if the Last Reported Sale Price for the Common Shares for at

least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.
     (b) Subject to Section 8.02(d), prior to the close of business on the Business Day immediately preceding September 15, 2028, a Holder may surrender its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 8.01(b), for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate (“Trading Price Condition”). For purposes of this Section 8.01(b), the “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. The Company shall provide prompt written notice to the Bid Solicitation Agent identifying the three independent nationally recognized securities dealers selected by the Company. If, on any Trading Day, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 million Principal Amount of Securities from an independent nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate on such Trading Day. If, on any Trading Day, the Company does not instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate on each Trading Day the Company fails to do so. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request to the Bid Solicitation Agent unless a Holder of a Security provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Holders and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 Principal Amount of Securities is greater than 98% of the product of the Last Reported Sale Price of the

Common Shares and the Conversion Rate for such date, the Company will so notify the Holders and the Trustee.
     (c) Subject to Section 8.02(d), a Holder may surrender its Securities for conversion if the Company calls any or all of the Securities for redemption as provided in Article 6, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time, after which time the Holder’s right to convert its Securities pursuant to this Section 8.01 will expire (unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Securities may convert such Securities pursuant to this Section 8.01 until the Redemption Price has been paid or duly provided for).
     (d) If the Company elects to:
     (i) issue to all or substantially all holders of Common Shares rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or
     (ii) distribute to all or substantially all holders of Common Shares its assets, debt securities or rights to purchase its securities, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify the Holders of the Securities at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, subject to Section 8.02(d), Holders may surrender their Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.
     (e) If (i) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Securities pursuant to Section 7.01, (ii) the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Company’s Common Shares would be converted into cash, securities or other assets or (iii) the Company transfers or leases all or substantially all of its assets in a transaction pursuant to which the Common Shares would be converted into cash, securities or other assets, then, in any such case, subject to Section 8.02(d), the Securities may be surrendered for conversion at any time from or after the date which is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading

Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date). In addition, if a transaction or event that constitutes a Make-Whole Fundamental Change occurs on or prior to the Cut-off Date, the Securities may also be surrendered for conversion at any time from, and including, the Cut-off Date, to, and including, the 30th calendar day immediately following the Cut-off Date. The Company shall notify Holders and the Trustee (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.
     Section 8.02. Settlement Upon Conversion; Conversion Procedure. (a) Except as provided in Section 8.06, upon conversion of any Security, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall deliver to converting Holders in respect of each $1,000 Principal Amount of Securities surrendered for conversion a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Observation Period. If the sum of the Daily Conversion Values for each of the 20 Trading Days in the applicable Observation Period is less than the $1,000 Principal Amount, a converting Holder(s) will receive less than $1,000 Principal Amount in respect of each $1,000 Principal Amount of Securities converted.
     (b) The Company may specify in respect of any conversion a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the Company shall notify Holders of such Cash Percentage (the “Cash Percentage Notice”) no later than the second Business Day immediately following the related Conversion Date (or in the case of any conversions occurring on or after (i) the date of issuance of a Redemption Notice in accordance with Section 6.03 and prior to the related Redemption Date, in such Redemption Notice or (ii) September 15, 2028, no later than September 15, 2028). The Company may only specify one Cash Percentage (if any) in respect of each Observation Period. If the Company timely specifies a Cash Percentage, the amount of cash that the Company will pay in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the applicable Observation Period shall equal the product of (A) the Cash Percentage, (B) the Daily Share Amount for such Trading Day (assuming the Company had not specified a Cash Percentage) and (C) the Daily VWAP for such Trading Day. The number of Common Shares deliverable in respect of each Trading Day in the applicable Observation Period shall be a percentage of the Daily Share Amount (assuming the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If the Company does not timely specify a Cash Percentage, the Company shall no longer have the right to specify a Cash Percentage and the Company must settle the entire Daily Share Amount for each Trading Day in such Observation Period in Common Shares (plus cash in lieu of any fractional share in accordance with Section 8.02(f)).
     (c) Before any Holder of a Security shall be entitled to convert the same as set forth in Section 8.01, such Holder shall (i) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 3.01(c) and, if required pursuant to Section 8.02(h), pay all taxes or duties, if any and (ii) in the case of a Physical Security, (A) complete and manually sign the conversion notice in the form on the reverse of such Physical Security (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (B) deliver the Notice of Conversion, which is irrevocable, and the Physical Security to the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, (D) if required, pay all transfer or similar taxes and (E) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 3.01(c). No Notice of Conversion with respect to any Securities may be given by a Holder thereof if such Holder has also given a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 7.03.
     (d) Notwithstanding the foregoing, on any date on or prior to the Cut-off Date, if the aggregate Principal Amount of Securities that has been converted prior to such date is equal to or greater than $25,000,000, the Company will not be required to accept Securities surrendered for conversion, and a Holder will not be permitted to convert its Securities. If, as a result of one or more conversions on a single Conversion Date prior to the Cut-off Date, the aggregate Principal Amount of Securities that a converting Holder or Holders have surrendered for conversion on such Conversion Date, when added to the aggregate Principal Amount of Securities converted prior to such Conversion Date, would exceed $25,000,000, each such Holder(s) will be subject to proration with respect to its conversion and may not be able to convert all of its Securities. In addition, if exact proration would lead to conversions in excess of this limitation (or conversion of a Principal Amount of Securities that is not an integral multiple of $1,000), the Conversion Agent will select the Securities to be converted (in Principal Amounts of $1,000 or integral multiples thereof) by lot or by another method that the Conversion Agent considers fair and appropriate.
     (e) A Security shall be deemed to have been converted on the date that the Holder has complied with the requirements set forth in subsection (c) above and such conversion is not otherwise prohibited by Section 8.02(d) (the “Conversion Date”); provided, however, that the Person in whose name any Common Shares shall be issuable upon such conversion shall become the Holder of record of such Common Shares as of the close of business on the last Trading Day of the relevant Observation Period.
     (f) The Company shall deliver cash in lieu of any fractional Common Share issuable in connection with payment and delivery of the Settlement Amount based on the Daily VWAP of the Common Shares on the last Trading Day of the applicable Observation Period.
     (g) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

     (h) If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name or because, solely as a result of the actions of the Holder, the tax is imposed by any taxing authority outside the United States, in which either such case the Holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (i) Except as provided in Section 8.03, no adjustment shall be made for dividends on any Common Shares issued upon the conversion of any Security as provided in this Article 8.
     (j) Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on the “Schedule of Exchanges of Securities” of such Global Security as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversion of any Security effected through any Conversion Agent other than the Trustee.
     Section 8.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Securities, in any of the transactions described in this Section 8.03, without having to convert their Securities, as if such Holders held a number of Common Shares equal to the Conversion Rate, multiplied by the Principal Amount (expressed in thousands) of Securities held by such Holder.
     (a) If the Company exclusively issues Common Shares as a dividend or distribution on its Common Shares, or if the Company effects a share split or share combination of its Common Shares, the Conversion Rate shall be adjusted based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 8.03(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 8.03(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 8.03(a) is announced but the outstanding Common Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding Common Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     (b) If the Company issues to all or substantially all holders of its Common Shares any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise or convert such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 8.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 8.03(a) or Section 8.03(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs as to which the provisions set forth below in this Section 8.03(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.
If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 8.03(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 8.03(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this Section 8.03(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Shares over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 8.03(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     For purposes of this Section 8.03 (and subject in all respect to Section 8.11), rights, options or warrants distributed by the Company to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 8.03 (and no adjustment to the Conversion Rate under this Section 8.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.03. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.03 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

     For purposes of Section 8.03(a), Section 8.03(b) and this Section 8.03(c), any dividend or distribution to which this Section 8.03(c) is applicable that also includes one or both of:
     (A) a dividend or distribution of Common Shares to which Section 8.03(a) is applicable (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 8.03(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.03(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8.03(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause Distribution and any Conversion Rate adjustment required by Section 8.03(a) and Section 8.03(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable” within the meaning of Section 8.03(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 8.03(b).
     (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares (other than a distribution under subsection (e) below, pursuant to which an adjustment to the Conversion Rate is made), the Conversion Rate shall be increased based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Shares.
Any increase pursuant to this Section 8.03(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
   where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 8.03(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 8.03(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Company is obligated to purchase Common Shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.
     (g) In addition to those required by subsections (a), (b), (c), (d) or (e) of this Section 8.03, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange (if the Common Shares are then listed thereon), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Security at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) All calculations and other determinations under this Article 8 shall be made by the Company or its agents and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustment, regardless of whether the aggregate adjustment is less than 1% (i) upon any conversion of Securities and (ii) on each of the 22 Scheduled Trading Days immediately preceding September 15, 2029.
     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent (if other than the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) For purposes of this Section 8.03, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.
     (k) Notwithstanding anything to the contrary in this Article 8, the applicable Conversion Rate shall not be adjusted:
     (i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;
     (ii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or any of its Subsidiaries or any such plan or program assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Securities were first issued;
     (iv) for a change in the par value of the Common Shares; or
     (v) for accrued and unpaid interest, if any.
     Section 8.04. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Securities from time to time as such Securities are presented for conversion (assuming a Cash Percentage for all conversions of 0%).
     Section 8.05. Adjustments of Average Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the

Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
     Section 8.06. Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional Common Shares equal to a percentage of the applicable Conversion Rate prior to such increase (the “Percentage Increase”), as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent (x) from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) or (y) if the relevant Make-Whole Fundamental Change occurs on or prior to the Cut-off Date, from, and including, the Cut-off Date, to, and including, the 30th calendar day immediately following the Cut-off Date.
     (b) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 8.01(e), the Company shall pay or deliver, as the case may be, in lieu of Common Shares, including the number of additional Common Shares equal to the Percentage Increase, cash or a combination of cash and Common Shares in accordance with Section 8.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is comprised entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount equal to the Conversion Rate (including any Percentage Increase), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Securities of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
     (c) The Percentage Increase shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change as a percentage of the Reference Price. If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination in accordance with Section 8.05, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
     (d) The Stock Prices as a percentage of the Reference Price set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted as set forth in Section 8.03. The adjusted Stock Prices as a percentage of the Reference Price shall equal the Stock Prices as a percentage of the Reference Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price as a percentage of the Reference Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Percentage Increases set forth in the table below shall also be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.03.
     (e) The following table sets forth the Percentage Increase pursuant to this Section 8.06 for each Stock Price as a percentage of the Reference Price and Effective Date set forth below:

Stock Price as a Percentage of the Reference Price
Effective Date	100%	%	%	%	%	%	%	%	%	%	%	%	%

[October __], 2009
September 15, 2010
September 15, 2011
September 15, 2012
September 15, 2013
September 15, 2014
September 15, 2015
September 15, 2016
September 15, 2017
September 15, 2018
September 15, 2019
September 15, 2020
September 15, 2021
September 15, 2022
September 15, 2023
September 15, 2024
September 15, 2025
September 15, 2026
September 15, 2027
September 15, 2028
September 15, 2029

     The exact Stock Price as a percentage of the Reference Price and Effective Date may not be set forth in the table above, in which case:
     (i) if the Stock Price as a percentage of the Reference Price is between two Stock Prices as a percentage of the Reference Price in the table above or the Effective Date is between two Effective Dates in the table above, the Percentage Increase shall be determined by a straight-line interpolation between the Percentage Increase set forth for the higher and lower Stock Prices as a percentage of the Reference Price and the earlier and later Effective Dates, as applicable, based on a 365-day year;
     (ii) if the Stock Price as a percentage of the Reference Price is greater than 600.0% of the Reference Price (subject to adjustment in the same manner as the Stock Prices as a percentage of the Reference Price set forth in the column headings of the table above), no additional Common Shares shall be added to the Conversion Rate; and
     (iii) if the Stock Price as a percentage of the Reference Price is less than 100.0% of the Reference Price (subject to adjustment in the same manner as the Stock Prices as a percentage of the Reference Price set forth in the column headings of the table above), no additional Common Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of Common Shares issuable upon conversion exceed an amount equal to [___]% of the applicable Conversion Rate, per $1,000 Principal Amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.03. The Company will not issue upon conversion more than 19.9% of Common Shares Outstanding at the time the Securities were issued, unless, as described in clause (ii) of Section 8.13, the Company obtains shareholder approval of issuances in excess of such 19.9% limitation.
     (f) Nothing in this Section 8.06 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.03 in respect of a Make-Whole Fundamental Change.
     Section 8.07. Effect of Recapitalizations, Reclassifications and Changes to the Common Shares. (a) In the case of:
     (i) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination),
     (ii) any consolidation, merger or combination involving the Company,
     (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety or
     (iv) any statutory share exchange,
in each case as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 Principal Amount of Securities shall be changed into a right to convert such Principal Amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Common Share would have received in such Merger Event) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 14.01(f) providing for such change in the right to convert each $1,000 Principal Amount of Securities; provided, however, that at and after the effective time of such Merger Event (A) the amount otherwise payable in cash upon conversion of the Securities pursuant to Section 8.02 shall continue to be payable in cash, (B) the number of Common Shares (if the Company does not elect to pay cash in lieu of all such Common Shares) otherwise deliverable upon conversion of the Securities pursuant to Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Shares would have received in such Merger Event and (C) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property.
     If, as a result of the Merger Event, each Common Share is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election, and (ii) the Unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) of this paragraph attributable in respect of one Common Share. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.
     Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the repurchase rights set forth in Article 7.
     (b) In the event the Company shall execute a supplemental indenture pursuant to Section 8.07(a), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into cash and Common Shares, if any, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 8.08. Certain Covenants. (a) Before taking any action that would cause an increase in the Conversion Rate that results in a corresponding reduction in the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such Common Shares at such reduced Conversion Price.
     The Company covenants that all Common Shares issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
     (b) The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible secure such registration or approval, as the case may be.
     (c) The Company covenants that if at any time the Common Shares shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Securities.
     Section 8.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 8. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 8.10. Notice to Holders Prior to Certain Actions. In case of any:
     (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 8.03, Section 8.06 or Section 8.11; or
     (b) Merger Event; or
     (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
     Section 8.11. Shareholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Securities, each Common Share, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, any such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights plan so that the Holders would not be entitled to receive any rights in respect of the Common Shares, if any, issuable upon conversion of the Securities, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Shares Distributed Property as provided in Section 8.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 8.12. Exchange in Lieu of Conversion. (a) When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the second Business Day immediately following the applicable Conversion Date, such Securities to a financial institution (a “Designated Institution”) designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Securities, all cash and Common Shares, if any, due upon conversion as provided in Section 8.02, at the sole option of the Designated Institution and as is designated to the Conversion Agent by the Company. By the close of business on the second Business Day immediately following the applicable Conversion Date, the Company will notify the Holder surrendering Securities for conversion that the Company has directed the Designated Institution to make an exchange in lieu of conversion and such Designated Institution shall be required to notify the Conversion Agent whether it will deliver, upon exchange, the cash and Common Shares, if any, due in respect of such conversion.
     (b) If the Designated Institution accepts any such Securities, it shall deliver the cash and Common Shares, if any, as specified in Section 8.02 to the Conversion Agent, and the Conversion Agent shall deliver such cash and Common Shares, if any, to the Holder on the third Business Day immediately following the last Trading Day of the applicable Observation Period, which delivery shall be deemed to satisfy the Company’s Conversion Obligation under this Article 8 with respect to such Holder. Any Securities so exchanged by such Designated Institution shall remain Outstanding for all purposes under this Indenture.
     (c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if the Designated Institution does not accept such Securities for exchange, the Company shall convert such Securities and pay or deliver, as the case may be, the cash and Common Shares, if any, no later than the third Business Day immediately following the last Trading Day of the applicable Observation Period, in accordance with the provisions of Section 8.02.
     (d) The Company’s designation of a financial institution pursuant to this Section 8.12 to which the Securities may be submitted for exchange does not require such financial institution to accept any Securities for exchange (unless the institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with the Designated Institution that would compensate it for any such transaction.
     Section 8.13. Limit on Issuance of Common Shares upon Conversion. Notwithstanding anything to the contrary in this Indenture, (i) subject to clause (ii) of this Section 8.13, the Company will not issue Common Shares upon conversion of the Securities if such issuance would result in the issuance of more than 19.9% of the Common Shares Outstanding on the date the Securities were issued and (ii) if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the

Company, the Company will, at its option, either obtain shareholder approval of any issuance of Common Shares upon conversion of the Securities in excess of such limitations or deliver cash in lieu of any Common Shares otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP of the Common Shares on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering Common Shares, the Company delivers cash pursuant to this Section 8.13.
ARTICLE 9
Events of Default; Remedies
     Section 9.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in any payment of interest on any Securities when due and payable and such default continues for a period of 30 days;
     (b) default in the payment of principal of any Security when due and payable (whether in cash or securities) at the Stated Maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
     (c) failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right;
     (d) failure by the Company to give a Fundamental Change Company Notice or notice of a specified corporate transaction pursuant to Section 8.01(d) or Section 8.01(e), in each case when due;
     (e) failure by the Company to comply with its obligations under Article 10;
     (f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in Principal Amount of the Securities then outstanding has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture;
     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise;
     (h) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (i) the entry by a court having competent jurisdiction of:
     (i) a decree or order for relief in respect of the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act) in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (ii) a decree or order adjudging the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act) to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any such Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act) of any substantial part of the property of the Company or any such Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary; or
     (j) the commencement by the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act) of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or any such Subsidiary or relief under any applicable law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any such Subsidiary or any substantial part of the property of the Company or any such Subsidiary or the making by the Company or any such Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action.
     Section 9.02. Acceleration of Stated Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Section 9.01(i) and Section 9.01(j)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount of, and accrued and unpaid interest, if any, on, all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount and accrued and unpaid interest, if any, shall become immediately due and payable.
     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j), the Principal Amount of, and accrued and unpaid interest, if any, on, all Outstanding Securities will ipso facto automatically and immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) At any time after such a declaration of acceleration has been made, the Holders of a majority in Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (ii) all existing Events of Default, other than the nonpayment of the Principal Amount of and accrued and unpaid interest, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.13.
provided, however, that no such rescission may be made for an Event of Default in respect of (x) the nonpayment of the Principal Amount of, or accrued and unpaid interest on, the Securities or the nonpayment of the Fundamental Change Repurchase Price or for the failure to deliver the consideration due upon conversion of any Securities or (y) a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
     Section 9.03. Additional Interest. Notwithstanding anything in this Indenture or in the Securities to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to (a) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d), or (2) the Company’s failure to comply with its obligations as set forth in Section 5.09, shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to 0.25% per annum of the Principal Amount of the Securities outstanding for each day during the 120-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Securities. On the 121st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 121st day), the Securities will be subject to acceleration as provided in Section 9.02. In the event the Company does not elect to pay Additional Interest following an event of Default in accordance with this Section 9.03, the Securities shall be subject to acceleration as provided in Section 9.02.
     In order to elect to pay Additional Interest as the sole remedy during the first 120 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 120-day period. Upon the failure to timely give such notice, the Securities shall be immediately subject to acceleration as provided in Section 9.02.
     Section 9.04. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.
     Section 9.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 9.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 9 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the

Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 11.07; and
     SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.
     Section 9.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)), unless:
     (i) such Holder has previously given written notice to the Trustee that an Event of Default is continuing;
     (ii) Holders of at least 25% in Principal Amount of the Outstanding Securities shall have requested the Trustee to institute proceedings in respect of such Event of Default;
     (iii) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;
     (iv) the Trustee shall not have complied with such request within 60 days after the request and the offer of security or indemnity; and
     (v) the Holders of a majority in Principal Amount of the Outstanding Securities shall not have given the Trustee a direction that in the opinion of the Trustee is inconsistent with such request within such 60-day period;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
     Section 9.08. Unconditional Right of Holders to Receive Payment and Consideration Due Upon Conversion. Notwithstanding any other provision of this Indenture, each Holder shall have the right to receive payment or delivery, as the case may be, of the Principal Amount (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, in respect of the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected adversely without the consent of such Holder.
     Section 9.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 9.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 9.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 9.12. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:
     (i) such direction shall not be in conflict with any rule of law or with this Indenture;
     (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

     (iii) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would expose the Trustee to personal liability.
     Section 9.13. Waiver of Past Defaults. The Holders of a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:
     (i) described in Section 9.01(a), Section 9.01(b) or Section 9.01(c); or
     (ii) in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 9.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after the Stated Maturity of such Security, the Redemption Price or the Fundamental Change Repurchase Price.
ARTICLE 10
Consolidation, Merger, Sale, Conveyance, Transfer Or Lease
     Section 10.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
     (a) either (i) the Company is the resulting, surviving or transferee Person or (ii) the Person (if not the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Surviving Entity”), (1) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity expressly assumes, by an indenture supplemental hereto, all obligations of the Company under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and
     (c) if a supplemental indenture is required in connection with such transaction, the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Article 10 and Article 14, respectively.
     For purposes of this Section 10.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person. For the avoidance of doubt, for purposes of this Section 10.01, in no event will a strategic transaction or other divestiture of the Company’s Information Management Business be considered the sale, conveyance, transfer or lease of all or substantially all of the Company’s properties and assets.
     Section 10.02. Successor Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the Surviving Entity and upon the assumption by the Surviving Entity, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of this first part, and, except in the case of a lease of all or substantially all of the Company’s properties and assets, the Company shall be discharged from its obligations under the Securities and this Indenture. Such Surviving Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Surviving Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Surviving Entity shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 10 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.
ARTICLE 11
The Trustee
     Section 11.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.
     Section 11.02. Notice of Defaults. If a Default hereunder occurs and is continuing and is known to the Trustee, the Trustee shall give the Holders notice thereof within 90 days after the occurrence thereof; provided that (except in the case of any Default in the payment of Principal Amount (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of or interest on any of the Securities or a Default in the payment or delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.
     Section 11.03. Certain Rights of Trustee. Subject to the provisions of Section 11.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodian appointed with due care by it hereunder;
     (h) the Trustee shall not be charged with knowledge or required to take notice of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities;
     (i) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

     (k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (l) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act; and
     (m) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate Principal Amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture.
     Section 11.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 2.03, the Trustee shall not be responsible for the legality or the validity of this Indenture or the Securities issued or intended to be issued hereunder.
     Section 11.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 11.08 and 11.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
     Section 11.06. Money Held in Trust. Subject to the provisions of Section 4.02 and Section 5.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 11.07. Compensation, Reimbursement; Indemnification. The Company agrees:
     (i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (iii) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     The obligations of the Company under this Section 11.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section 11.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal on the Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Section 9.01(i) and Section 9.01(j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.
     Section 11.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 11.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 11.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 11.
     Section 11.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 11 shall become effective until the acceptance of appointment by the successor Trustee under Section 11.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or
     (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 9.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 11.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 11.
     Section 11.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 11, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 11.13. Preferential Collection of Claims against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE 12
Holders’ Lists And Reports By Trustee
     Section 12.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (i) semiannually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and
     (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
     Section 12.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 12.03. Reports By Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than September 15 in each calendar year, commencing on September 15, 2010. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.
ARTICLE 13
Satisfaction And Discharge
     Section 13.01. Satisfaction and Discharge of Indenture. When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity, on any Redemption Date or Fundamental Change Repurchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash or cash and Common Shares, if any, sufficient to pay all amounts due (and Common Shares deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Stated Maturity of the Securities or upon an earlier Redemption Date or Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Securities to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders of the Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.
     Section 13.02. Deposited Monies and Common Shares, if any, to Be Held in Trust by Trustee. Subject to Section 5.04, all monies and Common Shares, if any, deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Holders of the

Securities, and such monies and Common Shares shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary of the Company acting as Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or Common Shares have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.
     Section 13.03. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or Common Shares in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and Common Shares in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Common Shares, if any, held by the Trustee or Paying Agent.
ARTICLE 14
Supplemental Indentures
     Section 14.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency that does not materially adversely affect Holders of the Securities;
     (b) to provide for the assumption by a Surviving Entity of the obligations of the Company under this Indenture pursuant to Article 10;
     (c) to add guarantees with respect to the Securities;
     (d) to secure the Securities;
     (e) to add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (f) to make any change that does not materially adversely affect the rights of any Holder;
     (g) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

     (h) to conform the provisions of this Indenture or the Securities to the “Description of the 2029 Debentures” section of the Prospectus.
     Section 14.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of at least a majority in Principal Amount of the Securities then Outstanding, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver;
     (ii) reduce the rate of or extend the stated time for payment of interest on any Security;
     (iii) reduce the Principal Amount of or extend the Stated Maturity of any Security;
     (iv) make any change that impairs or adversely affects the conversion rights or Conversion Rate of any Securities;
     (v) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (vi) make any Security payable in money other than that stated in the Security;
     (vii) impair the right of any Holder to receive payment of the Principal Amount of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (viii) make any changes to the subordination provisions of this Indenture if such change would adversely affect the rights of Holders.
     It shall not be necessary for any Act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 14.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 11.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 14.04. Notice of Supplemental Indenture. After an amendment or supplement under this Article 14 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.
     Section 14.05. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 14.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 14 shall conform to the requirements of the Trust Indenture Act.
     Section 14.07. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CONVERGYS CORPORATION
By:

[Trustee Signature Follows]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

EXHIBIT A
[FORM OF FACE OF SECURITY]
     [INCLUDE IF SECURITY IS A GLOBAL SECURITY] [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [INCLUDE FOR ALL SECURITIES] [THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 5.12 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL OWNER OF A SECURITY AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS OF THE COMPANY SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION AS A CONTINGENT PAYMENT, (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND (III) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO THE SECURITIES AND ADJUSTMENTS THERETO. [A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CONVERGYS CORPORATION, 201 EAST FOURTH STREET,

CINCINNATI, OH 45202, ATTENTION: CORPORATE SECRETARY, WITH A COPY TO: CONVERGYS CORPORATION, 201 EAST FOURTH STREET, CINCINNATI, OH 45202, ATTENTION: TREASURER.]]1

[1]	OID legend not required for publicly traded notes, though a Form 8281 is.

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CONVERGYS CORPORATION
5.75% Junior Subordinated Convertible Debentures due 2029

No. ___	Initially U.S. $
CUSIP No. [_______]
     Convergys Corporation, a corporation duly organized and validly existing under the laws of the State of Ohio (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      DOLLARS ($                    ) (or such lesser amount principal amount as shall be set forth on the “Schedule of Exchanges of Securities” in Schedule A hereto) on September 15, 2029, and interest hereon as set forth below.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Security under certain circumstances and provisions giving the Holder the right to convert this Security into cash and Common Shares, if any, and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture (as defined on the reverse of this Security). Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and, for all purposes, this Security, and any claim, controversy or dispute arising under or related to this Security, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
     In the case of any conflict between this Security and the Indenture, the provisions of the Indenture shall control.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, CONVERGYS CORPORATION has caused this instrument to be duly executed.
     Dated:

CONVERGYS CORPORATION
By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION
     This is one of the Securities referred to in the within-mentioned Indenture.
     Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
Authorized Signatory

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[FORM OF REVERSE OF SECURITY]
CONVERGYS CORPORATION
5.75% Junior Subordinated Convertible Debentures due 2029
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 5.75% Junior Subordinated Convertible Debentures due 2029 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of [October ___], 2009 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.
     Regular Interest shall accrue on the Securities from the date of issue, or from the most recent date on which interest has been paid or duly provided for, at a rate of 5.75% per annum until the Principal thereof is paid or made available for payment. Regular Interest shall be payable by the Company semiannually in arrears on each Interest Payment Date to the Holder in whose name any Security is registered at the close of business on the corresponding Record Date. In addition to Regular Interest, beginning with the semiannual interest period commencing on September 15, 2019, Contingent Interest on the Securities shall accrue during any semiannual interest period where the average Trading Price of the Securities for the 10 Trading Days immediately preceding the first day of such semiannual period is greater than or equal to $1,500 per $1,000 Principal Amount of Securities, in which case such Contingent Interest payable on each $1,000 Principal Amount of Securities for such semiannual period shall be equal to 0.75% per annum of such average Trading Price.
     The Securities are unsecured junior obligations of the Company subordinated in right of payment to the Company’s existing and future Senior Debt and effectively subordinated in right of payment to all indebtedness and other liabilities of the Company’s Subsidiaries.
     No sinking fund is provided for the Securities. As provided in and subject to the provisions of the Indenture, the Securities may be redeemed, in whole or in part, at the option of the Company (i) on or prior to September 15, 2010, if a Tax Triggering Event has occurred and (ii) on or after September 15, 2019, if the Last Reported Sale Price of the Common Shares has been at least 150% of the applicable Conversion Price for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period immediately preceding the date on which the Company provides the relevant Redemption Notice, in each case at the Redemption Price set forth in the Indenture.
     As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of

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$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     As provided in and subject to the provisions of the Indenture, (i) prior to the close of business on the Business Day immediately preceding September 15, 2028, only upon the satisfaction of the occurrence of the conditions described in clauses (a) through (e) of Section 8.01 of the Indenture and (ii) on or after September 15, 2028, without regard to the conditions described in clauses (a) through (e) of Section 8.01, each Holder shall have the right, at such Holder’s option, at any time following the Issue Date of this Security through the close of business on the Business Day immediately preceding the Stated Maturity, subject to Section 8.02(d), to convert the Principal Amount of this Security or a portion thereof that is $1,000 or an integral multiple thereof, into cash and Common Shares (subject to the Company’s right to pay cash in respect of all or a portion of such shares in accordance with Section 8.02(b)), if any, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate Principal Amount of Securities then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount (including the Redemption Price and Fundamental Change Repurchase if applicable) of, interest on and the consideration due upon conversion of, this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     No service charge shall be made for any registration of transfer or exchange of this Security, but the Company and the Security Registrar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection

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with any registration of transfer or exchange of this Security, other than exchanges pursuant to Section 2.04 of the Indenture not involving any transfer.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Security, and any claim, controversy or dispute arising under or related to this Security, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof that would result in the application of any law other than the law of the State of New York).
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT — as tenants by the entireties
(Minor)

JT TEN — as joint tenants with right of
Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

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SCHEDULE A
SCHEDULE OF EXCHANGES OF SECURITIES
CONVERGYS CORPORATION
5.75% Junior Subordinated Convertible Debentures due 2029
     The initial Principal Amount of this Global Security is                      DOLLARS ($[                    ]). The following increases or decreases in this Global Security have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Security following	signatory of
	of this Global	of this Global	such decrease or	Trustee or
Date of Exchange	Security	Security	increase	Custodian

A-1

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: Convergys Corporation
     The undersigned registered owner of this Security hereby exercises the option to convert this Security, or the portion hereof (that is $1,000 Principal Amount or an integral multiple thereof) below designated, into cash and Common Shares, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional shares, and any Securities representing any unconverted Principal Amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto in accordance with Section 8.02(h) of the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

1

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal Amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Convergys Corporation
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Convergys Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire Principal Amount of this Security, or the portion thereof (that is $1,000 Principal Amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
     In the case of Physical Securities, the certificate numbers of the Securities to be purchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$___,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                                              hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Securities are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.